UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 31, 2010

____________________________

IMPERIAL RESOURCES, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

333-152160	106 East 6th Street, Suite 900 Austin, Texas 78701	83-0512922
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(512) 422-2493
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 31, 2010 Imperial Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Agreement”) with an accredited investor (“Investor”) which is one (1) U.S. person under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

The Agreement provides that in the Investor’s sole discretion that, in addition to the sale in item 3.02 below, it can subscribe for shares of the Company’s common stock until December 31, 2011, from a minimum subscription amount of $500,000 to a maximum subscription amount of $2,500,000, to be priced at a 15% discount to the Volume Weighted Average closing Price (“VWAP”) for the ten business days prior to the date of each subscription or the price of $0.6784 per share, whichever is greater.

ITEM 3.02                       UNREGISTERED SALES OF EQUITY SECURITIES

On December 31, 2010 the Investor in item 1.01 above subscribed for 737,041 shares of common stock at a 10% discount to the VWAP for the ten business days prior to the date of the Agreement, this being at a price of $0.6784 per share.

The total subscription price of $500,000 (“First Subscription”) is due to be paid in cash within fourteen days of the Agreement. No commission or other fee is payable.

We issued all of the shares to one (1) U.S. person under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission  under the Securities Act.

Following the issuance of shares under the Agreement, the total number of issued and outstanding shares of the Company’s common stock will be 42,362,100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Resources, Inc. (Registrant)

Date: January 3, 2011	By:	/s/Robert Durbin
Name: Robert Durbin
Title: Chief Executive Officer